STATEMENT TO CERTIFICATEHOLDERS PREPARED PURSUANT TO SECTION 4.06 OF THE
             POOLING AND SERVICING AGREEMENTS DATED JANUARY 1, 1996
                                  CUSIP #126691

                           Distribution Date                           11/25/96

                                                                                   SINGLE                    TOTAL
4.06(i)        Reduction of the Stated Amount of Certificates                    CERTIFICATE                AMOUNT
               Class A-1 Certificates.                           PZI             $2.11934241              $158,567.08
               Class A-2 Certificates.                           QA5             $1.73725051               $21,345.60
               Class A-3 Certificates                            QB3             $3.16012589               $64,036.79
               Class A-4 Certificates.                           QCI             $0.00000000                    $0.00
               Class A-5 Certificates.                           QD9             $0.00000000                    $0.00
               Class A-6 Certificates.                           QE7             $0.00000000                    $0.00
               Class A-7 Certificates.                           QF4             $0.00000000                    $0.00
               Class X Certificates.                             QH0              N/A                           $0.00
               Class A-R Certificates.                           QG2             $2.11934241                    $0.21
               Class B-1 Certificates.                           QJ6             $0.62497672                $5,389.17
               Class B-2 Certificates.                           QK3             $0.62497672                $2,053.05
               Class B-3 Certificates.                           QLI             $0.62497672                $1,283.08
               Class B-4 Certificates.                                           $0.62497672                  $615.60
               Class B-5 Certificates.                                           $0.62497672                  $308.11
               Class B-6 Certificates.                                           $0.61481680                  $606.02

                                                              Total Amount                                 254,204.72

         Aggregate amount of any Principal Prepayments                                                     160,588.69


                                                                                   SINGLE                  TOTAL
4.06(ii)       Amount of distribution representing interest.                     CERTIFICATE               AMOUNT
               Class A-1 Certificates.                                           $5.06592576              $379,027.50
               Class A-2 Certificates.                                           $5.20428010               $63,944.99
               Class A-3 Certificates                                            $4.68906117               $95,019.14
               Class A-4 Certificates.                                           $5.83333333              $136,791.67
               Class A-5 Certificates.                                           $0.00000000                    $0.00
               Class A-6 Certificates.                                           $5.83333333               $54,010.83
               Class A-7 Certificates.                                           $5.83333333               $42,799.17
               Class X Certificates.                                             $1.08576907              $178,329.74
               Class A-R Certificates.                                           $5.06592576                    $0.51
               Class B-1 Certificates.                                           $5.80239911               $50,034.09
               Class B-2 Certificates.                                           $5.80239911               $19,060.88
               Class B-3 Certificates.                                           $5.80239911               $11,912.33
               Class B-4 Certificates.                                           $5.80239911                $5,715.36
               Class B-5 Certificates.                                           $5.80239911                $2,860.58
               Class B-6 Certificates                                            $5.80598199                $5,722.91

                                                              Total Amount                               1,045,229.69

4.06(iii)      Unpaid Interest Shortfall                  0.00


                                                                   ORIGINAL                   SINGLE                TOTAL
4.06(iv)     Stated Amount of Certificates after this              BALANCE                  CERTIFICATE             AMOUNT
             Distribution
             Class A-1 Certificates.                                 $74,819,000.00         $866.32507399         $64,817,575.71
             Class A-2 Certificates.                                 $12,287,000.00         $890.42505275         $10,940,652.62
             Class A-3 Certificates                                  $20,264,000.00         $800.67893157         $16,224,957.87
             Class A-4 Certificates.                                 $23,450,000.00       $1,000.00000000         $23,450,000.00
             Class A-5 Certificates.                                    $402,000.00       $1,000.00000000            $402,000.00
             Class A-6 Certificates.                                  $9,259,000.00       $1,000.00000000          $9,259,000.00
             Class A-7 Certificates.                                  $7,337,000.00       $1,000.00000000
             Class X Certificates.                                  $164,242,792.00         $905.72376223        $148,758,599.49
             Class A-R Certificates.                                        $100.00         $866.32507399                 $86.63
             Class B-1 Certificates.                                  $8,623,000.00         $994.07201331          $8,571,882.97
             Class B-2 Certificates.                                   $3,285,00.00         $994.07201331          $3,265,526.56
             Class B-3 Certificates.                                  $2,053,000.00         $994.07201331          $2,040,829.84
             Class B-4 Certificates.                                    $985,000.00         $994.07201331            $979,160.93
             Class B-5 Certificates.                                    $493,000.00         $994.07201331            $490,077.50
             Class B-6 Certificates                                     $985,692.00         $994.07202342            $979,848.84

                                                              Total Amount                                        148,758,599.49

4.06(v)        The Pool-Stated Principal Balance for the following Distribution Date                              $148,758,599.49


4.06(vi)       Senior Percentage for this Distribution Date                                                        89.0361162628%
               Subordinated Percentage for this Distribution Date                                                  10.9638837372%

4.06(vii)      Amount of the Master Servicing Fees paid to or retained by the Master Servicer with respect
               to such Distribution Date                                                                                     0.00

4.06(viii)     Pass Through Rate and for each Class of Certificates
                      Class A-1 Certificates.                                                                         7.00000000%
                      Class A-2 Certificates.                                                                         7.00000000%
                      Class A-3 Certificates.                                                                         7.00000000%
                      Class A-4 Certificates.                                                                         7.00000000%
                      Class A-5 Certificates.                                                                         0.00000000%
                      Class A-6 Certificates.                                                                         7.00000000%
                      Class A-7 Certificates.                                                                         7.00000000%
                      Class X Certificates.                                                                           1.43608920%
                      Class A-R Certificates.                                                                         7.00000000%
                      Class B-1 Certificates.                                                                         7.00000000%
                      Class B-2 Certificates.                                                                         7.00000000%
                      Class B-3 Certificates.                                                                         7.00000000%
                      Class B-4 Certificates.                                                                         7.00000000%
                      Class B-5 Certificates.                                                                         7.00000000%
                      Class B-6 Certificates                                                                          7.00000000%

4.06(ix)       Amount of Advances included in the distribution on such Distribution Date
               Aggregate amount of Advances outstanding as of the close of business on                                  34,071.01
               such Distribution Date.                                                                                  55,972.07




4.06(x) The number and aggregate principal amounts of Mortgage Loans delinquent

               30 to 59 days              7       $2,381,539.28
               60 to 89 days              4       $1,048,106.03
                  90 or more              2         $843,375.70

               The number and aggregate principal amounts of Mortgage Loans in foreclosure

              In foreclosure              3       $1,184,545.17

4.06(xi)

4.06(xii)      Loan number and Stated  Principal  Balance of any  Mortgage  loan that became an REO Property during the preceding calendar month.

4.06(xiii)     Total number  and principal  balance of  any REO Properties as of the close of business on the Determination Date preceding such Distribution Date

4.06(xiv)      Senior Prepayment Percentage                       100.000000000%

4.06(xv) Aggregate amount of Realized Losses incurred during the preceding calendar month
               Aggregate amount of Realized Losses through Distribution Date

4.06(xvi)      Special Hazard Loss Coverage Amount                                                                   1,977,264.04
               Required Fraud Loss Coverage                                                                          4,927,284.00
               Current Bankruptcy Amount                                                                               125,000.00

4.06(xvii)     Guaranteed Distributions paid for such Distribution Date on Class A-4

4.06(xviii)    Amount of withdrawal from Reserve Fund since prior Distribution Date
                                          Class A-4                                                                          0.00

4.06(xix)      Amount remaining in Reserve Fund after Withdrawn Amounts for
                                          Class A-4                                                                     45,000.00
